Exhibit 24.1
POWER OF ATTORNEY
Each director and executive officer of Abercrombie & Fitch Co. (the “Company”) whose signature appears below hereby constitutes and appoints Michael S. Jeffries, Jonathan E. Ramsden and Ronald A. Robins, Jr., and each of them, with full power to act without the others, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (unless revoked in writing), to sign and to cause to be filed with the Securities and Exchange Commission the Company’s Registration Statement on Form S-8 (the “Registration Statement”) to register under the Securities Act of 1933, as amended, (i) 3,000,000 shares of Class A Common Stock, $0.01 par value (the “Class A Common Stock”), of the Company for issuance and delivery pursuant to and under the terms of the Amended and Restated Abercrombie & Fitch Co. 2007 Long-Term Incentive Plan (the “Amended and Restated 2007 LTIP”), (ii) an indeterminate number of additional shares of Class A Common Stock of the Company that may become issuable and deliverable in accordance with the anti-dilution provisions of the Amended and Restated 2007 LTIP and (iii) Series A Participating Cumulative Preferred Stock Purchase Rights deliverable with the shares of Class A Common Stock of the Company, and any and all amendments (including post-effective amendments) to the Registration Statement, including any and all exhibits and other documents required to be included with the Registration Statement and any amendments thereto, granting to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
IN WITNESS WHEREOF, each of the undersigned has executed this instrument to be effective as of June 16, 2011.

Signature	Title

/s/ Michael S. Jeffries Michael S. Jeffries	Chairman, Chief Executive Officer and Director

/s/ James B. Bachmann James B. Bachmann	Director

/s/ Lauren J. Brisky Lauren J. Brisky	Director

/s/ Michael E. Greenlees Michael E. Greenlees	Director

/s/ Archie M. Griffin Archie M. Griffin	Director

/s/ Kevin S. Huvane Kevin S. Huvane	Director

/s/ John W. Kessler John W. Kessler	Director

/s/ Elizabeth M. Lee Elizabeth M. Lee	Director

/s/ Jonathan E. Ramsden Jonathan E. Ramsden	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ Craig R. Stapleton Craig R. Stapleton	Director